                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported)         February 25, 1997
                                                  ------------------------------

                       Vertex Pharmaceuticals Incorporated
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-19319                                         04-3039129
--------------------------------------------------------------------------------
       (Commission File Number)                       (I.R.S. Employer I.D. No.)

             130 Waverly Street, Cambridge, Massachusetts 02139-4242
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 577-6000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements and Exhibits
-------     ---------------------------------


                       VERTEX PHARMACEUTICALS INCORPORATED

                   Index to Consolidated Financial Statements

                                                                   Page Number
                                                                   -----------

Report of Independent Accountants                                     F-2

Consolidated Balance Sheets as of December 31, 1996 and 1995          F-3

Consolidated Statements of Operations for the years ended
December 31, 1996, 1995 and 1994                                      F-4

Consolidated Statements of Stockholders' Equity for the
years ended December 31, 1996, 1995 and 1994                          F-5

Consolidated Statements of Cash Flows for the years ended
December 31, 1996, 1995 and  1994                                     F-6

Notes to Consolidated Financial Statements                            F-7

Report of Independent Accountants


To the Board of Directors and Stockholders
Vertex Pharmaceuticals Incorporated:

We have audited the accompanying consolidated balance sheets of Vertex Pharmaceuticals Incorporated and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vertex Pharmaceuticals Incorporated and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                             /s/ Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.
Boston, Massachusetts
February 18, 1997

CONSOLIDATED BALANCE SHEETS
VERTEX PHARMACEUTICALS INCORPORATED


                                                                                                December 31,
                                                                                         --------------------------
(Dollars in thousands)                                                                       1996              1995
-------------------------------------------------------------------------------------------------------------------
Assets
   Current assets:
       Cash and cash equivalents                                                         $ 34,851          $ 28,390
       Short-term investments                                                              95,508            58,588
       Prepaid expenses and other current assets                                            1,791               959
-------------------------------------------------------------------------------------------------------------------
           Total current assets                                                           132,150            87,937
   Restricted cash                                                                          2,316             2,316
   Property and equipment, net                                                              8,663             7,840
   Other assets                                                                               370               888
-------------------------------------------------------------------------------------------------------------------
           Total assets                                                                  $143,499          $ 98,981
-------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
   Current liabilities:
       Obligations under capital lease                                                   $  2,910          $  2,075
       Accounts payable                                                                     1,391             3,022
       Accrued expenses                                                                     2,755             3,503
       Deferred revenue                                                                        --               197
-------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                        7,056             8,797
   Obligations under capital lease, excluding current portion                               5,617             4,912
-------------------------------------------------------------------------------------------------------------------
           Total liabilities                                                               12,673            13,709
-------------------------------------------------------------------------------------------------------------------
   Commitments (Note H)
   Stockholders' equity:
       Preferred stock, $.01 par value, 1,000,000 shares  authorized, none issued
       Common stock, $.01 par value; 50,000,000 shares authorized;
           21,097,117 and 17,299,139 shares issued and outstanding
           in 1996 and 1995, respectively.                                                    211               173
       Additional paid-in capital                                                         227,510           142,038
       Equity adjustments                                                                      49                --
       Accumulated deficit                                                                (96,944)          (56,939)
-------------------------------------------------------------------------------------------------------------------
           Total stockholders' equity                                                     130,826            85,272
-------------------------------------------------------------------------------------------------------------------
           Total liabilities and stockholders' equity                                    $143,499          $ 98,981
-------------------------------------------------------------------------------------------------------------------



The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
VERTEX PHARMACEUTICALS INCORPORATED



                                                                                      Year Ended December 31,
                                                                            ---------------------------------------
(In thousands, except per share data)                                           1996           1995            1994
-------------------------------------------------------------------------------------------------------------------
Revenues:
   Collaborative and other research and development                         $ 13,341       $ 22,081        $ 19,571
   Interest income                                                             5,257          5,453           3,574
                                                                            --------       --------        --------
       Total revenues                                                         18,598         27,534          23,145
-------------------------------------------------------------------------------------------------------------------
Costs and expenses:
   Research and development                                                   35,212         41,512          34,761
   General and administrative                                                  7,929          7,069           5,540
   License payment                                                            15,000             --              --
   Interest                                                                      462            481             439
                                                                            --------       --------        --------
       Total costs and expenses                                               58,603         49,062          40,740
-------------------------------------------------------------------------------------------------------------------
Net loss                                                                    $(40,005)      $(21,528)       $(17,595)
-------------------------------------------------------------------------------------------------------------------

Net loss per common share                                                   $  (2.13)      $  (1.25)       $  (1.11)
Weighted average number of common shares outstanding                          18,798         17,231          15,818
-------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
VERTEX PHARMACEUTICALS INCORPORATED

                                                       Common Stock        Additional
                                                    ------------------       Paid-In      Equity     Accumulated
(In thousands)                                      Shares      Amount       Capital   Adjustments     Deficit        Total
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                          12,484       $125       $ 67,211                  $(17,816)     $ 49,520
Issuances of common stock:
   Public offering of common stock                   3,450         34         58,028                                  58,062
   Private placement of common stock                 1,200         12         14,988                                  15,000
   Benefit plans                                        61          1            693                                     694
Repurchases of common stock, at cost                    (6)
Net change in unrealized holding gains/
   losses on marketable securities                                                         $(205)                       (205)
Translation adjustments                                                                        2                           2
Net loss                                                                                               (17,595)      (17,595)
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                          17,189        172        140,920        (203)      (35,411)      105,478
Issuances of common stock:
   Benefit plans                                        93          1          1,118                                   1,119
   Warrant exercise                                     17
Net change in unrealized holding gains/
   losses on marketable securities                                                           203                         203
Net loss                                                                                               (21,528)      (21,528)
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                          17,299        173        142,038           -       (56,939)       85,272
Issuances of common stock:
   Public offering of common stock                   3,450         34         77,481                                  77,515
   Private placement of common stock                   152          2          4,998                                   5,000
   Benefit plans                                       196          2          2,993                                   2,995
Net change in unrealized holding gains/
   losses on marketable securities                                                            35                          35
Translation adjustments                                                                       14                          14
Net loss                                                                                               (40,005)      (40,005)
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                          21,097       $211       $227,510       $  49      $(96,944)     $130,826

----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
VERTEX PHARMACEUTICALS INCORPORATED

                                                                                     Year Ended December 31,
                                                                            ---------------------------------------
(In thousands)                                                                  1996           1995            1994
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                 $(40,005)      $(21,528)       $(17,595)
   Adjustment to reconcile net income (loss) to net
       cash used by operating activities:
       Depreciation and amortization                                           3,160          3,710           3,485
   Changes in assets and liabilities:
       Prepaid expenses and other current assets                                (832)          (549)            619
       Accounts payable                                                       (1,631)         1,624          (2,080)
       Accrued expenses                                                         (748)         1,231           1,106
       Deferred revenue                                                         (197)          (438)           (219)
                                                                            --------       --------        --------
          Net cash provided (used) by operating activities                   (40,253)       (15,950)        (14,684)
-------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchases of short-term investments                                       (73,035)       (61,862)        (83,850)
   Sales and maturities of short-term investments                             36,150         38,304          72,346
   Deposit to collateralize letter of credit                                      --         (2,316)             --
   Expenditures for property and equipment                                    (3,983)        (3,078)         (4,230)
   Other assets                                                                  518            (65)           (690)
                                                                            --------       --------        --------
          Net cash provided (used) by investing activities                   (40,350)       (29,017)        (16,424)
-------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Repayment of capital lease obligations                                     (2,187)        (1,790)         (1,902)
   Proceeds from equipment sale/leaseback                                      3,727          2,385           2,320
   Proceeds from public offerings of common stock                             77,515             --          58,062
   Proceeds from private placement of common stock                             5,000             --          15,000
   Proceeds from other issuances of capital stock                              2,995          1,119             694
                                                                            --------       --------        --------
          Net cash provided (used) by financing activities                    87,050          1,714          74,174
-------------------------------------------------------------------------------------------------------------------
   Effect of exchange rates on cash                                               14             --               2
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                               6,461        (43,253)         43,068
Cash and cash equivalents at beginning of year                                28,390         71,643          28,575
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                    $ 34,851       $ 28,390         $71,643
-------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of the consolidated financial statements.

VERTEX PHARMACEUTICALS INCORPORATED
NOTES TO FINANCIAL STATEMENTS

A. THE COMPANY

Vertex Pharmaceuticals Incorporated (the "Company") uses a range of drug discovery technologies to identify, design and develop novel, orally deliverable compounds that have the potential to treat major human diseases. To date, the Company has not received any revenues from the sale of pharmaceutical products and does not expect to receive such revenues in the near future. The Company's revenues during 1996 principally resulted from research support payments from corporate partners. The Company expects to incur significant operating losses over the next several years as a result of expenditures for its research and development programs.

The consolidated financial statements include the accounts of the Company and its subsidiaries, Altus Biologics Inc., Vertex Securities Corporation, Vertex Pharmaceuticals (Europe) Limited and Versal Technologies, Inc. All material intercompany transactions are eliminated.

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, technological and clinical trial uncertainty, dependence on collaborative partners, share price volatility, the need to obtain additional funding, reliance on pharmaceutical pricing and reimbursement, uncertainties regarding manufacturing and sales and marketing, product liability and compliance with government regulations.

B. ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents, which are debt securities, are valued at cost plus accrued interest. The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. Changes in cash and cash equivalents may be affected by shifts in investment portfolio maturities as well as by actual cash receipts and disbursements.

Short-term Investments

Short-term investments consist of marketable securities which are classified as available-for-sale. Short-term investments are stated at fair value with unrealized gains and losses included as a component of stockholders' equity until realized. The fair value of these securities is based on quoted market prices.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the lesser of the lease terms or the estimated useful lives of the related assets, generally four or five years for equipment and furniture and three years for purchased software. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

Revenue Recognition

Revenue under research and development arrangements is recognized as earned under the terms of the respective agreements. License payments are recorded when received and the license agreements are signed. Product research funding is recorded as revenue, generally on a quarterly basis, as research effort is incurred. Deferred revenue arises from payments received which have not yet been earned under research and development arrangements. The Company recognizes milestone payments when the milestones are achieved.

Research and Development

All research and development costs are expensed as incurred.

Income Taxes

The Company provides for federal and state taxes on pretax income at applicable rates in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Potential future income tax benefits resulting from net operating losses and unused research and experimentation tax credits are available to offset future income.

Net Loss per Common Share

Net loss per share is computed on the weighted average number of common shares outstanding during the period.

C.  FINANCIAL INSTRUMENTS

Financial instruments consist of the following at December 31 (in thousands):

                                                                      1996                              1995
                                                           --------------------------        --------------------------
                                                             Cost          Fair Value          Cost          Fair Value
-----------------------------------------------------------------------------------------------------------------------

Cash                                                       $21,253           $21,253         $28,390           $28,390
Cash equivalents
      Corporate debt securities                             13,598            13,598              --                --
                                                           -------           -------         -------           -------
Total cash and cash equivalents                            $34,851           $34,851         $28,390           $28,390
                                                           =======           =======         =======           =======
Short-term investments
      US Government securities
         Due within 1 year                                  $7,555            $7,568          $7,622            $7,628
         Due within 1 to 5 years                                --                --           7,591             7,606
      Corporate debt securities
         Due within 1 year                                  64,140            64,155          29,590            29,486
         Due within 1 to 5 years                            23,780            23,785          13,787            13,868
                                                           -------           -------         -------           -------
Total short-term investments                               $95,475           $95,508         $58,590           $58,588
                                                           =======           =======         =======           =======

Gross unrealized holding gains and losses at December 31, 1996, were $89,000 and $56,000, respectively, and at December 31, 1995, $154,000 and $156,000,
respectively. The effect of gross realized gains and losses on the financial statements for the years 1996 and 1995 was immaterial. The cost of securities is based on specific identification.

D. RESTRICTED CASH

On March 16, 1995, the Company signed a ten-year operating lease for additional facilities to be occupied in 1996. In accordance with the lease agreement, the Company was required to deposit approximately $2,316,000 with its bank to collateralize a conditional, stand-by letter of credit in the name of the landlord. The letter of credit is redeemable only if the Company defaults on the lease under specific criteria. These funds are restricted from the Company's use during the lease period, although the Company is entitled to all interest earned on the funds.

E. PROPERTY AND EQUIPMENT

Property and equipment consist of (in thousands):
                                                                                                 December 31,
                                                                                             1996              1995
-------------------------------------------------------------------------------------------------------------------
Leasehold improvements                                                                    $ 4,719           $ 4,558
Furniture and equipment                                                                     2,260             2,244
Purchased software                                                                          2,418             2,345
Equipment under capital lease                                                              19,303            15,570
-------------------------------------------------------------------------------------------------------------------
                                                                                           28,700            24,717
Less accumulated depreciation and amortization                                             20,037            16,877
-------------------------------------------------------------------------------------------------------------------
                                                                                          $ 8,663           $ 7,840
-------------------------------------------------------------------------------------------------------------------

The net book value of equipment under capital lease was $7,366,000 and $6,172,000 at December 31, 1996 and 1995, respectively.

F. CAPITAL LEASES

At December 31, 1996, long-term capital lease obligations were as follows (in thousands):

Year ended December 31,
-------------------------------------------------------------------------------------------------------------------
1997                                                                                                         $3,429
1998                                                                                                          2,358
1999                                                                                                          1,769
2000                                                                                                          1,164
2001                                                                                                          1,030
-------------------------------------------------------------------------------------------------------------------
   Total                                                                                                      9,750
Less amount representing interest payments                                                                    1,223
-------------------------------------------------------------------------------------------------------------------
Present value of minimum lease payments                                                                       8,527
Less current portion                                                                                          2,910
-------------------------------------------------------------------------------------------------------------------
                                                                                                             $5,617
-------------------------------------------------------------------------------------------------------------------

During 1996 and 1995, the Company financed under capital lease arrangements an aggregate of $3,727,000 and $2,385,000, respectively, of asset cost under its master lease agreements. These agreements have a term of four or five years, and require that the Company maintain a certain level of cash and investments. At the end of the lease term, the Company has the right to either return the equipment to the lessor or purchase the equipment for fair market value at that time. Interest paid under capital leases was $462,000 and $481,000 in 1996 and 1995, respectively. At December 31, 1996, the Company had availability under its 1996 master lease agreement to finance up to an additional $2,194,000 of equipment.

G. ACCRUED EXPENSES

Accrued expenses consist of (in thousands):                                                       December 31,
                                                                                           1996                1995
-------------------------------------------------------------------------------------------------------------------
Professional fees                                                                        $1,196              $  759
Development contract costs                                                                  317               1,867
Other                                                                                     1,242                 877
-------------------------------------------------------------------------------------------------------------------
                                                                                         $2,755              $3,503
-------------------------------------------------------------------------------------------------------------------

H. COMMITMENTS

Facilities and Equipment

The Company's facilities are leased under operating leases. The Company's long-term facilities leases have terms through the year 2005 and have non-cancelable future minimum payments of $2,655,000 in 1997, $2,636,000 in 1998 and 1999, and $2,033,000 in the years 2000 and 2001. Rental expense was $3,063,000,
$1,281,000, and $842,000 in 1996, 1995 and 1994, respectively.

Software

The Company has certain license and maintenance contracts that contain future, committed payments for the support and upgrade of specific software programs currently used in research. For the years 1997, 1998, 1999, 2000 and 2001, these amounts are $176,000, $194,000, $213,000, $234,000 and $258,000, respectively.

I. INCOME TAXES

The Company's federal statutory income tax rate for 1996, 1995 and 1994 was 34%. The Company recorded no income tax benefit for 1996, 1995 and 1994 due to full valuation allowance recorded against net operating losses.

Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the deferred taxes were as follows (in thousands):

                                                   1996               1995
                                                 ---------------------------

Net operating loss                               $ 30,567           $ 17,191
Tax credits carryforward                            4,089              3,233
Property, plant and equipment                       1,253              1,327
Other                                                 526                416
                                                 ---------------------------

Gross deferred tax asset                           36,435             22,167
Valuation allowance                               (36,435)           (22,167)
                                                 ---------------------------

Net deferred tax balance                         $     --           $     --
                                                 ===========================


For federal income tax purposes, as of December 31, 1996, the Company has regular tax net operating loss carryforwards of approximately $89,903,000 and $4,089,000 of tax credits, which may be used to offset future income. These net operating loss carryforwards expire beginning in 2005, and the tax credit carryforwards begin to expire in 2004.

The amount of tax credits and net operating loss carryforwards that the Company may utilize in any one year is limited, in accordance with Internal Revenue Code section 382. This limitation arises whenever a cumulative change in ownership in excess of 50% occurs. A change of ownership has occurred which will limit the amount of net operating loss and tax credits available prior to the change. There may also be a second change of ownership subsequent to 1996 which may also limit the amount of net operating loss and tax credit utilization in a subsequent year.




J. COMMON AND PREFERRED STOCK

Common Stock

In February 1994, the Company sold 3,450,000 shares of its $.01 par value Common Stock in an underwritten public offering at a price to the public of $18.00 per share, with net proceeds to the Company of approximately $58,062,000. In November 1994, the Company sold an additional 1,200,000 shares of Common Stock in a private placement to a subsidiary of BB Biotech AG at a price of $12.50 per share, with net proceeds to the Company of approximately $15,000,000. In June 1996, Glaxo Wellcome purchased 151,792 shares of the Company's Common Stock at a price of $32.94 per share, with net proceeds to the Company of approximately $5,000,000 million. In August 1996, the Company completed a public offering of 3,450,000 shares of its

Common Stock at a price of $24 per share with net proceeds to the Company of approximately $77,515,000.

During 1996, an additional 100,000 shares were reserved for the Company's 401(k) Plan and an additional 150,000 shares were reserved for the Company's Employee Stock Purchase Plan. At December 31, 1996, 5,813,988 shares of the Company's Common Stock were reserved for exercise of Common Stock options granted or to be granted under its 1991 Stock Option Plan, 1994 Stock and Option Plan, and 1996 Stock and Option Plan, 48,999 shares were reserved for exercise of certain other options granted in 1991, 125,955 shares of Common Stock were reserved for issuance under the Company's 401(k) Plan, and 140,111 shares of Common Stock were reserved for issuance under the Company's Employee Stock Purchase Plan.

Stock Option Plans

The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. However, pro forma disclosures as if the Company adopted the cost recognition requirements under FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") in 1996 and 1995 are presented below. No compensation expense was recognized for these plans in 1996, 1995 and 1994.

The Company's 1991 Stock Option Plan (the "1991 Plan"), reserved shares for granting up to 2,000,000 options as either options intended to qualify as "incentive stock options" under the Internal Revenue Code or non-qualified stock options. The Company's 1994 Stock and Option Plan (the "1994 Plan") reserved an additional 2,000,000 shares to the number of shares previously reserved under the 1991 Plan which are not granted under the plan or which cease to be outstanding by reason of cancellation. The Company's 1996 Stock and Option Plan (the "1996 Plan"; together with the 1991 Plan and the 1994 Plan, the "Plans") reserved an additional 2,000,000 shares to the 1991 Plan and the 1994 Plan. Under the 1994 Plan and the 1996 Plan, stock rights, which are either (i) incentive stock options, (ii) non-qualified stock options ("NQSOs"), or (iii) awards of shares of Common Stock or the opportunity to make a direct purchase of shares of Common Stock ("Stock Awards"), may be granted to employees (including officers and directors who are employees), consultants, advisors and non-employee directors (NQSOs and stock awards only) either as options intended to qualify as "incentive stock options" under the Internal Revenue Code or as non-qualified stock options. Incentive stock options granted under the Plans may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Non-qualified stock options may be granted at an exercise price established by the Compensation Committee of the Board of Directors, which may be less than, equal to or greater than the fair value of the Common Stock on the date of grant. Vesting periods, generally four or five years, are determined by the Compensation Committee. Incentive stock options granted under the Plans must expire not more than ten years from the date of grant.

Stock option activity for the years ended December 31, 1996, 1995 and 1994 is as follows (shares in thousands):

                                          1996                      1995                       1994
                                  -------------------      ---------------------     ------------------------
                                             Weighted                   Weighted                     Weighted
                                              Average                    Average                      Average
                                             Exercise                   Exercise                     Exercise
                                  Shares       Price       Shares        Price        Shares          Price
                                  ------     --------      ------       --------      ------         --------

Outstanding at
  beginning of year                3,196      $14.63        2,523        $13.13        1,660          $13.36
Granted                            1,056      $31.11          829        $18.77          935          $12.64
Exercised                           (139)     $12.96          (42)       $11.48          (10)         $ 9.72
Canceled                             (80)     $16.11         (114)       $12.51          (62)         $12.46
                                   -----                   ------                      -----

Outstanding at end
  of year                          4,033      $18.98        3,196        $14.63        2,523          $13.13
                                   -----                   ------                      -----

Options exercisable
  at year-end                      1,625      $13.92        1,152        $12.99          662          $12.74
                                   -----                   ------                      -----

Weighted average fair
  value of options granted
  during the year                 $15.04                   $ 9.05
                                  ------                   ------

The fair value of each option granted during 1996 and 1995 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: (1) expected life of 5.41 years (2) expected volatility of 42% (3) risk-free interest rate of 6.30% and (4) no dividend yield.

The following table summarizes information about stock options outstanding and exercisable at December 31, 1996 (shares in thousands):

                                                  Options Outstanding                  Options Exercisable
                                   ----------------------------------------------    -----------------------
                                                        Weighted         Weighted                   Weighted
                                                         Average          Average                    Average
Range of                             Number             Remaining        Exercise      Number       Exercise
  exercise prices                  Outstanding      Contractual Life       Price     Exercisable      Price
-----------------                  -----------      ----------------     --------    -----------    --------
$ 6.48 - $ 9.72                         145                6.1            $ 8.28          133        $ 8.33
$ 9.73 - $14.58                       1,291                7.3            $12.25          822        $12.22
$14.59 - $21.87                       1,538                7.9            $17.30          644        $16.48
$21.88 - $32.80                       1,002                9.8            $30.73           10        $25.95
$32.81 - $37.50                          57                9.5            $37.17           16        $37.14
                                      -----                                             -----

$ 6.48 - $37.50                       4,033                8.1            $18.98        1,625        $13.92
                                      -----                                             -----

Employee Stock Purchase Plan

Under the Company's Employee Stock Purchase Plan, substantially all permanent employees may, through payroll withholdings, purchase shares of the Company's Common Stock at a price of 85% of the lesser of fair market value at the beginning or end of each six-month withholding period. During 1996, 32,296 shares of Common Stock at an average price of $19.21 per share were issued to employees under the plan. During 1995, 42,445 shares of Common Stock at a price of $11.26 per share were issued to employees under the plan. During 1994, 34,263 shares were issued at an average price of $10.73 per share. Had the Company adopted SFAS 123, the weighted average fair value of each purchase right granted during 1996 and 1995 would have been $5.76 and $3.25, respectively. The fair value was estimated at the beginning of the withholding period using the Black-Scholes option-pricing model with the following weighted average assumptions: (1) expected life of one half year for both years (2) expected volatility of 41% and 35% for 1996 and 1995 respectively (3) risk-free interest rate of 5.50% for both years and (4) no dividend yield.

Pro forma Disclosures

Had compensation cost for the Company's 1996 and 1995 grants for stock-based compensation plans been determined consistent with SFAS 123, the Company's net loss and net loss per share for 1996 and 1995 would approximate the pro forma amounts below (in thousands except per share data):

                                                     1996            1995
                                                   --------        --------

Net loss                    As reported            $(40,005)       $(21,528)
                            Pro forma              $(42,025)       $(21,750)

Net loss per share          As reported            $  (2.13)       $  (1.25)
                            Pro forma              $  (2.24)       $  (1.26)

The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.


Warrants

During 1995, all remaining warrants, originally issued in connection with equipment lease financing transactions, were exercised in non-cash, net exercise transactions to acquire an aggregate of 16,801 shares of Common Stock.

Rights

Pursuant to the Company's Stockholder Rights Plan, under an amendment approved by the Board of Directors on February 18, 1997, but not yet executed by the rights agent, each holder of a share of outstanding Common Stock also holds one share purchase right (a "Right") for each share of Common Stock. Each Right entitles the holder to purchase from the Company one one-hundredth of a share of Series A junior participating preferred stock, $.01 par value (the "Junior Preferred Shares"), of the Company at a price of $270 per one one-hundredth of a Junior Preferred Share (the "Purchase Price"). The Rights are not exercisable until the earlier of acquisition by a person or group of 15% or more of the outstanding Common Stock (an "Acquiring Person") or the announcement of an intention to make or commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock. In the event that any person or group becomes an Acquiring Person, each holder of a Right other than the Acquiring Person will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price and, in the event that the Company is acquired in a business combination transaction or 50% or more of its assets are sold, each holder of a Right will thereafter have the right to receive upon exercise that number of shares of Common Stock of the acquiring company which at the time of the transaction will have a market value of two times the Purchase Price. Under certain specified circumstances, the Board of Directors of the Company may cause the Rights (other than Rights owned by such person or group) to be exchanged, in whole or in part, for Common Stock or Junior Preferred Shares, at an exchange rate of one share of Common Stock per Right or one one-hundredth of a Junior Preferred Share per Right. At any time prior to the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole at a price of $.01 per Right.

K. COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENTS

The Company and BioChem Therapeutic Inc. ("BioChem") are collaborating on the development and commercialization in Canada of VX-710, Vertex's lead multidrug resistance reversal agent. Under the development agreement, BioChem is obligated to pay Vertex up to $4,000,000 comprised of an initial licensing fee and payments for development and commercialization milestones. From the inception of the agreement in May 1996 through the year ended December 31, 1996, $500,000 has been recognized as revenue. BioChem will fund development of VX-710 in Canada, including planned Phase II clinical trials in two different cancer indications. Vertex will supply BioChem's clinical and commercial drug supply needs. In 1996, the Company received additional revenues related to the sale of clinical trial material to BioChem. BioChem will pay Vertex a portion of its net sales, which will cover Vertex's cost of supplying material and will provide a profit to Vertex. Revenues earned from BioChem were $577,000 in 1996.

The Company and Alpha Therapeutic Corporation ("Alpha") are collaborating on the development and commercialization of VX-366 for the treatment of sickle cell disease and beta thalassemia. Under the collaborative agreement, Alpha is obligated to pay the Company up to $5,000,000 comprised of an initial license fee and payments for development and commercialization milestones. From the inception of the agreement in October 1995 through the year ended December 31, 1996, $500,000 has been recognized as revenue. In addition, Alpha is obligated to bear all costs of development of VX-366 under the collaboration. In 1996, the Company received additional revenues related to the sale of clinical trial material to Alpha. Alpha has the right to terminate the agreement without cause upon six months' notice at any time. Termination will relieve Alpha of any further payment obligations under the agreement and will end the license granted to Alpha by Vertex. Vertex will supply Alpha's finished drug product needs and will receive a royalty based on Alpha's product sales. Revenues earned from Alpha were $225,000 and $500,000 in 1996 and 1995, respectively.

The Company and Glaxo Wellcome plc ("Glaxo Wellcome") are collaborating on the development of compounds in connection with the Company's HIV Program. Under the collaborative agreement, Glaxo Wellcome agreed to pay the Company up to $42,000,000 comprised of a $15,000,000 initial license payment paid in 1993, $14,000,000 of product research funding over five years and $13,000,000 of development and commercialization milestone payments. From the inception of the agreement in December 1993 through the year ended December 31, 1996, $25,000,000, including a $2,000,000 milestone payment in December 1995 upon commencement of a Phase I/II trial, has been recognized as revenue. Glaxo Wellcome is also obligated to pay to Vertex additional development and commercialization milestone payments for subsequent drug candidates. In addition, Glaxo Wellcome agreed to bear all costs of development of drug candidates under the collaboration. In 1994, 1995 and 1996, the Company received additional revenue related to reimbursements for clinical development. Under the agreement, Glaxo Wellcome is also required to pay Vertex a royalty on sales. Glaxo Wellcome has the right to terminate the research collaboration without cause upon twelve months' notice given at any time and has the right to terminate the license arrangements without cause upon twelve months' notice given at any time provided such notice is not given before the research collaboration has been terminated. Termination by Glaxo Wellcome of the research collaboration will relieve Glaxo Wellcome of its obligation to make further research support payments under the agreement. Termination by Glaxo Wellcome of the license arrangements under the agreement will relieve it of its obligation to make further commercialization and development milestone and royalty payments and will end any license granted to Glaxo Wellcome by Vertex thereunder. Revenues earned from Glaxo Wellcome were $6,289,000, $10,053,000 and $5,346,000 for 1996, 1995 and 1994. In June 1996,
the Company and Glaxo Wellcome obtained a worldwide, non-exclusive license under certain G.D. Searle & Co. ("Searle") patent applications in the area of HIV protease inhibition. Vertex paid $15,000,000 and Glaxo Wellcome paid $10,000,000 to Searle for the license. The Company also agreed to pay Searle a royalty on sales of VX-478, the Company's lead HIV compound.

The Company and Hoechst Marion Roussel ("HMR") are collaborating on the development of interleukin-1 beta converting enzyme inhibitors as anti-inflammatory agents. Under the collaborative agreement, HMR is obligated to pay the Company up to $30,500,000, comprised of $18,500,000 of product research funding over five years and $12,000,000 of development and commercialization milestone payments. From the inception of the agreement in September 1993 through the year ended December 31, 1996, $14,500,000 has been recognized as revenue. HMR has the right to terminate the agreement without cause upon twelve months' notice at any time. For a period of one year after any such termination, HMR retains the right to select one or more compounds for development and to license such compound or compounds from Vertex, provided HMR resumes all research funding and commercialization milestone payments and makes all such payments that would otherwise have been due but for such termination. Otherwise, in the case of such termination, all rights to compounds developed under the research and license agreements will revert to Vertex. The Company also received additional revenue related to reimbursement for patent filings in HMR's territories. Revenues earned under the HMR agreement were $4,196,000, $3,749,000, and $3,514,000 in 1996, 1995 and 1994, respectively.

The Company and Kissei Pharmaceutical Co., Ltd. ("Kissei") are collaborating on the development of Vertex's VX-478 protease inhibitor. Under the collaborative agreement, Kissei is obligated to pay the Company up to $20,000,000, comprised of $9,800,000 of product research funding through 1995, $7,000,000 of development milestone and territory option payments and a $3,200,000 equity investment. In December 1995, Vertex recognized $2,700,000 in revenue which represented a territory option payment Kissei exercised for the rights to develop VX-478 in certain other Far East countries in addition to Japan and The People's Republic of China. From the inception of the agreement in April 1993 through the year ended December 31, 1996, $17,842,000 has been received including $3,200,000 as an equity investment and $14,642,000 was recognized as revenue. The Company received additional revenue related to reimbursements for clinical development in 1996, 1995 and 1994. Under the collaboration, Kissei is also required to pay Vertex a royalty on sales. Revenues earned under the Kissei agreement were $692,000, $5,370,000, and $5,498,000 in 1996, 1995 and 1994,
respectively. Product research funding under this agreement ended at December 31, 1995.

The Company and Chugai Pharmaceutical Co., Ltd. ("Chugai") entered into a collaborative agreement for research and development of immunosuppressive compounds in conjunction with Vertex's Autoimmune Diseases Program. Under the collaborative agreement, Chugai agreed to pay Vertex up to $30,300,000, composed of $19,300,000 of product research funding until 1995, $9,000,000 of development and commercialization milestone payments and a $2,000,000 equity investment. Research funding under this agreement ended in the first half of 1995 and the research collaboration ended in October of 1995. Revenues earned under the Chugai Agreement were $34,000, $1,915,000, and $4,969,000 in 1996, 1995 and
1994, respectively. All of the research funding received from Chugai has been applied to defray costs of the collaborative research program.

L. EMPLOYEE BENEFITS

The Company has a 401(k) retirement plan in which substantially all of its permanent employees are eligible to participate. Participants may contribute up to 15% of their annual compensation to the plan, subject to statutory limitations. For 1996, the Company declared discretionary matching contributions to the plan in the aggregate amount of $444,000, payable in the form of shares of the Company's Common Stock. Of these shares, 7,013 were issued as of December 31, 1996 with the remaining 5,734 issuable in 1997. For 1995, the Company declared discretionary matching contributions to the plan in the aggregate amount of $354,000, payable in the form of 17,469 shares of the Company's Common Stock, issued in 1996. For 1994, the Company declared discretionary matching contributions to the plan in the aggregate amount of $263,000, payable in the form of shares of the Company's Common Stock. Of these shares, 10,063 were issued as of December 31, 1994 with the remaining 9,750 issued in 1995.

M. RELATED PARTY

A sibling of the Company's president is a partner in the law firm representing the Company to which $472,000, $255,000, and $437,000 in legal fees were paid in 1996, 1995 and 1994, respectively.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         VERTEX PHARMACEUTICALS
                                         INCORPORATED


Date: February 25, 1997                  By: /s/ Thomas G. Auchincloss, Jr.
                                            ----------------------------------
                                            Thomas G. Auchincloss, Jr.
                                            Vice President of Finance and
                                            Treasurer (Principal Financial
                                            Officer)

                              INDEX TO EXHIBITS


Exhibit No.                        Exhibits
------- ---                        --------

Exhibit 23.1          Consent of Coopers & Lybrand